Exhibit 5.2

SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP

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September 14, 2016

Saban Capital Acquisition Corp. 10100 Santa Monica Boulevard 26th Floor Los Angeles, CA 90067

RE:	Saban Capital Acquisition Corp.
Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as special United States counsel to Saban Capital Acquisition Corp., a Cayman Islands exempted company (the “Company”), in connection with the initial public offering by the Company of (a) up to 23,000,000 units of the Company (including up to 3,000,000 units subject to an over-allotment option) (the “Units”), each such unit consisting of one Class A ordinary share of the Company, par value $0.0001 per share (“Class A Ordinary Shares”), and one-half of one warrant of the Company (a “Warrant”), each whole Warrant exercisable for the purchase of one Class A Ordinary Share, and (b) all Class A Ordinary Shares and all Warrants to be issued as part of the Units.

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the “Securities Act”).

Saban Capital Acquisition Corp.

September 14, 2016

In rendering the opinions stated herein, we have examined and relied upon the following:

(a) the registration statement on Form S-1 (File No. 333-213259) of the Company relating to the Units and all Class A Ordinary Shares and all Warrants to be issued as part of the Units filed on August 23, 2016 with the Securities and Exchange Commission (the “Commission”) under the Securities Act and Amendments No. 1 and No. 2 thereto (such registration statement, as so amended, being hereinafter referred to as the “Registration Statement”);

(b) the form of Underwriting Agreement (the “Underwriting Agreement”) proposed to be entered into by and among Deutsche Bank Securities Inc. and Goldman, Sachs & Co., as representatives of the several Underwriters named therein (the “Underwriters”), relating to the sale by the Company to the Underwriters of the Units, filed as Exhibit 1.1 to the Registration Statement;

(c) the form of Warrant certificate, filed as Exhibit 4.3 to the Registration Statement;

(d) the form of Unit certificate, filed as Exhibit 4.1 to the Registration Statement; and

(e) the form of Warrant Agreement proposed to be entered into by and between the Company and Continental Stock Transfer & Trust Company (“CST”), as warrant agent (the “Warrant Agreement”), filed as Exhibit 4.4 to the Registration Statement.

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinions stated below.

In our examination, we have assumed the genuineness of all signatures, including endorsements, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies. As to any facts relevant to the opinions stated herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and others and of public officials.

We do not express any opinion with respect to the laws of any jurisdiction other than the laws of the State of New York and, to the extent that judicial or

Saban Capital Acquisition Corp.

September 14, 2016

regulatory orders or decrees or consents, approvals, licenses, authorizations, validations, filings, recordings or registrations with governmental authorities are relevant, to those required under such laws (all of the foregoing being referred to as “Opined on Law”). We do not express any opinion as to the effect of any non-Opined on Law on the opinions stated herein.

Based upon the foregoing and subject to the qualifications and assumptions stated herein, we are of the opinion that:

1. When the Units are delivered in accordance with the Underwriting Agreement upon payment of the agreed upon consideration therefor, the Units will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms under the laws of the State of New York.

2. When the Units are delivered in accordance with the Underwriting Agreement upon payment of the agreed upon consideration therefor, the Warrants included in such Units will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms under the laws of the State of New York.

The opinions stated herein are subject to the following qualifications:

(a) the opinions stated herein are limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer, preference and other similar laws affecting creditors’ rights generally, and by general principles of equity (regardless of whether enforcement is sought in equity or at law);

(b) we do not express any opinion with respect to any law, rule or regulation that is applicable to any party to any of the Warrant Agreement or the transactions contemplated thereby solely because such law, rule or regulation is part of a regulatory regime applicable to any such party or any of its affiliates as a result of the specific assets or business operations of such party or such affiliates;

(c) we have assumed that CST has the power, corporate or other, to enter into and perform all obligations under the Warrant Agreement and have also assumed the due authorization by all requisite action, corporate or other, and the execution and delivery by CST of the Warrant Agreement and that the Warrant Agreement constitutes the valid and binding obligation of CST; and

(d) to the extent that any opinion relates to the enforceability of the choice of New York law and choice of New York forum provisions contained in the Warrant Agreement, the opinions stated herein are (i) rendered in reliance upon New York General Obligations Law sections 5-1401 and 5-1402 and (ii) subject to the qualification that such enforceability may be limited by principles of comity and constitutionality.

Saban Capital Acquisition Corp.

September 14, 2016

In addition, in rendering the foregoing opinions we have assumed that:

(a) the Company (i) is duly incorporated and is validly existing and in good standing, (ii) has requisite legal status and legal capacity under the laws of the jurisdiction of its organization and (iii) has complied and will comply with all aspects of the laws of the jurisdiction of its organization in connection with the transactions contemplated by, and the performance of its obligations under, the Warrant Agreement;

(b) the Company has the corporate power and authority to execute, deliver and perform all its obligations under the Warrant Agreement;

(c) neither the execution and delivery by the Company of the Warrant Agreement nor the performance by the Company of its obligations thereunder, including the issuance and sale of the Units: (i) conflicts or will conflict with the Amended and Restated Memorandum and Articles of Association of the Company, (ii) constitutes or will constitute a violation of, or a default under, any lease, indenture, instrument or other agreement to which the Company or its property is subject, (iii) contravenes or will contravene any order or decree of any governmental authority to which the Company or its property is subject, or (iv) violates or will violate any law, rule or regulation to which the Company or its property is subject (except that we do not make the assumption set forth in this clause (iv) with respect to the Opined-on Law); and

(d) neither the execution and delivery by the Company of the Warrant Agreement nor the performance by the Company of its obligations thereunder, including the issuance and sale of the Units, requires or will require the consent, approval, licensing or authorization of, or any filing, recording or registration with, any governmental authority under any law, rule or regulation of any jurisdiction.

We hereby consent to the reference to our firm under the heading “Legal Matters” in the prospectus forming part of the Registration Statement. We also hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Skadden, Arps, Slate, Meagher & Flom LLP